Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

  Tidewater to Present at the Credit Suisse 24th Annual Energy Summit

HOUSTON, February 7, 2019 –Tidewater Inc. (NYSE: TDW) announced today that John T. Rynd, President and CEO, Quintin V. Kneen, Chief Financial Officer, and Jason R. Stanley, Director, Investor Relations, will present at the Credit Suisse 24th Annual Energy Summit in Vail, Colorado on Tuesday, February 12, 2019, at approximately 8:40 a.m. Mountain Time. The presentation will be available via real-time webcast at www.tdw.com.  Playback will be available on February 12, 2019, at approximately 9:40 a.m. Mountain Time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater owns and operates the largest fleet of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

To learn more, visit the Tidewater website at: www.tdw.com

CONTACT:  Tidewater Inc.

Quintin V. Kneen

Chief Financial Officer

713-470-5231

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.